UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 30, 2019

 (Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

15
115 Nicholson Lane San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650)  889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On January 30, 2019, the Board of Directors (the “Board”) of BioPharmX Corporation (the “Company”) authorized an increase in the number of members of the Board from four to five. To fill the vacancy as a result of this increase, the Board appointed R. Todd Plott, M.D. to serve as director on the Board, effective as of February 1, 2019, until his successor is elected and qualified or until his earlier resignation or removal in the manner provided for in the Company’s Bylaws. Dr. Plott will serve on the compensation and nominating and governance committees.

Dr. Plott will receive annual compensation payable in cash or equity of $56,000 in consideration for his service on the Board. On February 1, 2019, Dr. Plott was also granted options to purchase an aggregate of 418,000 shares of the Company’s common stock under the Company’s 2016 Equity Incentive Plan, consisting of (1) options to purchase 333,000 shares of common stock at an exercise price of $0.11 per share, or the closing price of the Company’s common stock on the NYSE American on the grant date, including options to purchase 133,000 shares of common stock which will vest and become exercisable as to 1/4th of such shares each month after the date of grant over a four-month period and options to purchase 200,000 shares of common stock which will vest and become exercisable as to 1/24th of such shares each month after the date of grant over a two-year period and (2) options to purchase 85,000 shares of common stock at an exercise price of $0.20 per share, including options to purchase 34,000 shares of common stock which will vest and become exercisable as to 1/4th of such shares each month after the date of grant over a four-month period and options to purchase 51,000 shares which will vest and become exercisable as to 1/24th of such shares each month after the date of grant over a two-year period.

The Company also intends to enter into its standard form of indemnification agreement with Dr. Plott. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.16 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on May 14, 2015.

There is no arrangement or understanding between Dr. Plott and any other person pursuant to which Dr. Plott was appointed as a director of the Company.  There are also no family relationships between Dr. Plott and any director or executive officer of the Company, and Dr. Plott has no direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release announcing Dr. Plott’s appointment to the Board on February 4, 2019, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

99.1	Press release by BioPharmX Corporation dated February 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: February 4, 2019	By:	/s/ David Tierney
		Name:	David Tierney
		Title:	Chief Executive Officer